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                                                                      EXHIBIT 23

                           DEGOLYER AND MACNAUGHTON
                       4925 GREENVILLE AVENUE, SUITE 400
                               ONE ENERGY SQUARE
                              DALLAS, TEXAS 75206

                                 March 15, 2002


Sabine Royalty Trust
Bank of America, N.A.
Bank of America Plaza -- 17th Floor
901 Main Street
Dallas, Texas 75202

Gentlemen:

     We hereby consent to the inclusion of our letter report dated March 14, 2000, concerning the reserves and revenue, as of January 1, 2001, of certain royalty interests owned by Sabine Royalty Trust in the Annual Report on Form 10-K for the year ended December 31, 2000, of the Sabine Royalty Trust to be filed with the Securities and Exchange Commission. We also consent to the references to our firm under "Properties--Reserves" in Item 2 and under "Supplemental Oil and Gas Information (Unaudited)--Reserve Quantities" in
Item 8 of the Form 10-K.


                                           Very truly yours,

                                           /s/ DEGOLYER AND MACNAUGHTON

                                           DeGOLYER and MacNAUGHTON